EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2021 Second Quarter Results

HUNTINGTON BEACH, Calif., July 29, 2021 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2021 second quarter that ended Tuesday, June 29, 2021.

Second Quarter 2021 Highlights Compared to Second Quarter 2020

  Total revenues increased 126.7% to $290.3 million
  Total restaurant operating weeks increased 1.7%
  Comparable restaurant sales improved 121.9%
  Net income of $6.4 million compared to net loss of $29.0 million
    Second quarter 2020 was impacted by a pretax impairment charge of $9.7 million for three restaurants, and a pretax charge of $1.2 million to reserve for beer spoilage due to the sudden decrease in draft beer sales caused by the pandemic
  Diluted net income per share of $0.26 compared to diluted net loss per share of $1.38
    Second quarter 2020 was impacted by a $0.35 per share impairment charge for three restaurants, and a $0.05 per share charge to reserve for beer spoilage resulting from the pandemic
  Adjusted positive EBITDA of $27.7 million, compared to negative $13.7 million

“Our solid second quarter operating results reflect BJ’s continued progress in recovering from the pandemic,” commented Greg Trojan, Chief Executive Officer. “Our sales improved throughout the quarter as capacity and social distancing limitations were lifted, including the removal of all restrictions in mid-June in California, where we operate 62 of our 212 restaurants. This enabled us to increase our dining room capacity and welcome even more guests back into our restaurants. Reflecting the improved operating environment, we finished the quarter with comparable restaurant sales down approximately 6% compared to the same period in 2019. During the quarter, comparable restaurant sales improved from negative 7.6% in April and May to negative 3.8% in June as compared to 2019 levels. Our sales momentum has continued into July with positive comparable restaurant sales of 1.6% compared to July 2019.

“As I reflect on my tenure leading BJ’s, I couldn’t be more proud of the progress made and the foundation established for extending our track record of growth for years to come. It has been a true pleasure working with the best team members in the industry for nearly nine years. Greg Levin, who will succeed me as CEO in September, is the perfect leader to guide BJ’s on the next stage of its growth journey. I know under Greg’s leadership, coupled with BJ’s executive team and our great restaurant leaders across the country, BJ’s will continue to successfully execute its many growth opportunities and further enhance long-term shareholder value,” concluded Trojan.

“I want to thank Greg Trojan for his nearly nine years of leadership and mentorship,” commented Greg Levin, President and Chief Financial Officer. “During Greg’s tenure, we strengthened our foundation and significantly expanded our scale and geographic diversity. Greg was also instrumental in steering us through significant changes in our business including a range of efficiency and sales building initiatives, new cooking platforms and best-in-class technology which have made BJ’s a stronger, more resilient company with outstanding growth prospects. I look forward to working with Greg as a Board member, where we will continue to benefit from his strategic vision.”

Levin continued, “Our improving sales reflect the incredible work of all of our team members who have been welcoming back our guests and creating memorable experiences for them during every visit. Absent any reinstatement of COVID restrictions, we believe our positive sales momentum will continue in the second half of this year even as we manage through the current industry challenges around labor, inflation and supply chain.”

The Company successfully opened two new restaurants in the quarter in Merrillville, Indiana and Lansing, Michigan and intends to re-open its Richmond, Virginia restaurant next month. Levin added, “Based on the current operating environment, we plan to open eight to ten restaurants in fiscal 2022 and remain confident that there is capacity for at least 425 BJ’s restaurants domestically. We remain focused on executing our national expansion plan in a careful and controlled manner that balances new restaurant growth with our hallmark quality and hospitality.”

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its second quarter 2021 earnings release today, July 29, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 212 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. Due to the COVID-19 pandemic, one of our 212 restaurants remains temporarily closed until next month. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of the COVID-19 pandemic on our restaurant sales and operations, labor and staffing, customer traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) our ability to manage new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vi) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (viii) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (ix) restaurant and brewery industry competition, (x) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xi) consumer spending trends in general for casual dining occasions, (xii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiv) trademark and service-mark risks, (xv) government regulations and licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Second Quarter Ended				Six Months Ended
	June 29, 2021		June 30, 2020		June 29, 2021		June 30, 2020
Revenues	$290,283	100.0%	$128,024	100.0%	$513,590	100.0%	$382,619	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	75,586	26.0	31,988	25.0	131,735	25.6	95,794	25.0
Labor and benefits	104,218	35.9	51,524	40.2	185,898	36.2	155,353	40.6
Occupancy and operating	67,567	23.3	45,848	35.8	127,395	24.8	107,112	28.0
General and administrative	17,032	5.9	14,472	11.3	32,293	6.3	26,080	6.8
Depreciation and amortization	18,233	6.3	18,353	14.3	36,436	7.1	36,698	9.6
Restaurant opening	721	0.2	152	0.1	849	0.2	695	0.2
Loss on disposal and impairment of assets	252	0.1	11,420	8.9	525	0.1	14,325	3.7
Total costs and expenses	283,609	97.7	173,757	135.7	515,131	100.3	436,057	114.0
Income (loss) from operations	6,674	2.3	(45,733)	(35.7)	(1,541)	(0.3)	(53,438)	(14.0)

Other (expense) income:
Interest expense, net	(1,594)	(0.5)	(1,942)	(1.5)	(2,996)	(0.6)	(3,413)	(0.9)
Other (expense) income, net	(8)	-	1,661	1.3	302	0.1	(44)	-
Total other expense	(1,602)	(0.6)	(281)	(0.2)	(2,694)	(0.5)	(3,457)	(0.9)
Income (loss) before income taxes	5,072	1.7	(46,014)	(35.9)	(4,235)	(0.8)	(56,895)	(14.9)

Income tax benefit	(1,297)	(0.4)	(17,064)	(13.3)	(7,463)	(1.5)	(23,678)	(6.2)
Net income (loss)	$6,369	2.2%	$(28,950)	(22.6)%	$3,228	0.6%	$(33,217)	(8.7)%

Net income (loss) per share:
Basic	$0.27		$(1.38)		$0.14		$(1.66)
Diluted	$0.26		$(1.38)		$0.13		$(1.66)

Weighted average number of shares outstanding:
Basic	23,247		20,951		23,087		20,026
Diluted	24,252		20,951		24,083		20,026

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	June 29, 2021 (unaudited)	December 29, 2020
Cash and cash equivalents	$87,975	$51,664
Total assets	$1,069,096	$1,059,424
Total debt	$81,800	$116,800
Shareholders’ equity	$335,134	$293,788

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 29, 2021		June 30, 2020		June 29, 2021		June 30, 2020
Stock-based compensation (1)
Labor and benefits	$723	0.2%	$692	0.5%	$1,531	0.3%	$1,321	0.3%
General and administrative	1,842	0.6	1,547	1.2	3,452	0.7	2,462	0.6
Total stock-based compensation	$2,565	0.9%	$2,239	1.7%	$4,983	1.0%	$3,783	1.0%
Operating Data
Comparable restaurant sales % change	121.9%		(57.2)%		32.9%		(36.5)%
Restaurants opened during period	2		-		2		1
Restaurants open at period-end (2)	212		208		212		208
Restaurant operating weeks	2,730		2,684		5,447		5,393

                        (1)   Percentages represent percent of total revenues.
                        (2)   The Company owns and operates 212 restaurants, of which one is temporarily closed due to the COVID-19 pandemic.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for second quarter 2021 which may be accessed via the Company’s website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income (loss) and (ii) non-GAAP adjusted diluted net income (loss) per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses or gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

For the second quarter and six months ended June 30, 2020, adjusted net income (loss) and non-GAAP adjusted diluted net income (loss) per share excludes restaurant impairment charges as well as the charge to reserve for beer spoilage.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Second Quarter Ended
	June 29, 2021			June 30, 2020
	$	%	Per Share	$	%	Per Share
Net income (loss) & diluted net income (loss) per share, as reported	$6,369	2.2%	$0.26	$(28,950)	(22.6)%	$(1.38)
Impairment charge related to three restaurants (1)	-	-	-	9,701	7.6	0.46
Reserve for beer spoilage (1)	-	-	-	1,182	0.9	0.06
Tax effect – Impairment charge related to three restaurants (2)	-	-	-	(2,386)	(1.9)	(0.11)
Tax effect – Reserve for beer spoilage (2)	-	-	-	(291)	(0.2)	(0.01)
Non-GAAP adjusted net income (loss) & diluted net income (loss) per share	$6,369	2.2%	$0.26	$(20,744)	(16.2)%	$(0.99)

	Six Months Ended
	June 29, 2021			June 30, 2020
	$	%	Per Share	$	%	Per Share
Net income (loss) & diluted net income (loss) per share, as reported	$3,228	0.6%	$0.13	$(33,217)	(8.7)%	$(1.66)
Impairment charge related to three restaurants (1)	-	-	-	12,009	3.1	0.60
Reserve for beer spoilage (1)	-	-	-	1,182	0.3	0.06
Tax effect – Impairment charge related to three restaurants (2)	-	-	-	(2,954)	(0.8)	(0.15)
Tax effect – Reserve for beer spoilage (2)	-	-	-	(291)	(0.1)	(0.01)
Non-GAAP adjusted net income (loss) & diluted net income (loss) per share	$3,228	0.6%	$0.13	$(23,271)	(6.1)%	$(1.16)

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

      (1)   Included in “Loss on disposal and impairment of assets” on the Consolidated Statements of Operations.
      (2)   The tax effect is based on the Company’s annual effective tax rate of 24.6% for the six months ended June 30, 2020.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income (loss) from operations to restaurant level operating margin for the second quarter ended June 29, 2021 and June 30, 2020 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 29, 2021		June 30, 2020		June 29, 2021		June 30, 2020
Income (loss) from operations	$6,674	2.3%	$(45,733)	(35.7)%	$(1,541)	(0.3)%	$(53,438)	(14.0)%
General and administrative	17,032	5.9	14,472	11.3	32,293	6.3	26,080	6.8
Depreciation and amortization	18,233	6.3	18,353	14.3	36,436	7.1	36,698	9.6
Restaurant opening	721	0.2	152	0.1	849	0.2	695	0.2
Loss on disposal and impairment of assets	252	0.1	11,420	8.9	525	0.1	14,325	3.7
Restaurant level operating margin	$42,912	14.8%	$(1,336)	(1.0)%	$68,562	13.3%	$24,360	6.4%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income (loss) adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of net income (loss) to adjusted EBITDA for the second quarter ended June 29, 2021 and June 30, 2020 is set forth below:

Supplemental Financial Information – Net Income (Loss) to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 29, 2021		June 30, 2020		June 29, 2021		June 30, 2020
Net income (loss)	$6,369	2.2%	$(28,950)	(22.6)%	$3,228	0.6%	$(33,217)	(8.7)%
Interest expense, net	1,594	0.5	1,942	1.5	2,996	0.6	3,413	0.9
Income tax benefit	(1,297)	(0.4)	(17,064)	(13.3)	(7,463)	(1.5)	(23,678)	(6.2)
Depreciation and amortization	18,233	6.3	18,353	14.3	36,436	7.1	36,698	9.6
Stock-based compensation expense	2,565	0.9	2,239	1.7	4,983	1.0	3,783	1.0
Other expense (income), net	8	-	(1,661)	(1.3)	(302)	(0.1)	44	-
Loss on disposal and impairment of assets	252	0.1	11,420	8.9	525	0.1	14,325	3.7
Adjusted EBITDA	$27,724	9.6%	$(13,721)	(10.7)%	$40,403	7.9%	$1,368	0.4%

Percentages above represent percent of total revenues and may not reconcile due to rounding.